Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2011, relating to the financial statements and financial statement schedule, which appear in Salix Pharmaceuticals, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Pricewaterhouse Coopers LLP
Raleigh, North Carolina
August 9, 2012